Exhibit 10.7

CERTIFICATE OF DESIGNATION OF

SERIES OF PREFERRED STOCK

AMENDED AND RESTATED STATEMENT OF DESIGNATION OF

RIGHTS, PREFERENCES AND LIMITATIONS OF

SERIES D CONVERTIBLE PREFERRED STOCK

AND

SERIES E CONVERTIBLE PREFERRED STOCK

OF

JABBER, INC.

The undersigned, Stuart Lucko, the Assistant Secretary of Jabber, Inc., a Delaware corporation (the “Corporation”), hereby certifies that the following resolutions establishing Series D Convertible Preferred Stock and Series E Convertible Preferred Stock of the Corporation pursuant to Section 151 of Delaware Corporation Law were duly adopted by unanimous written consent of the Board of Directors of the Corporation on March 24, 2005 and by written consent of a majority of the stockholders of the Corporation and a majority of the holders of Series D Convertible Preferred Stock:

RESOLVED, that, the Company’s Designation of Rights, Preferences and Limitations of Preferred Stock filed with the Secretary of State of the State of Delaware on March 18, 2003 shall be amended and restated as set forth in Amended and Restated Designation of Rights, Preferences and Limitations of Preferred Stock attached hereto as Exhibit A (the “Designation”).

RESOLVED, that, subject to the filing of the Designation, the rights, powers, preferences and restrictions of the Series D Convertible Preferred Stock are amended and restated as set forth in the Designation.

RESOLVED, that, subject to the filing of the Designation, there is hereby created a series of preferred stock of this Corporation, such series to be known as Series E Convertible Preferred Stock, and that such series shall have the rights, powers, preferences and restrictions set forth in the Designation.

RESOLVED, that the Secretary of the Corporation is hereby authorized and directed to make, execute and file with the Delaware Secretary of State in the manner required by law, the Designation, and to take all other action he may deem necessary or advisable to carry into effect the foregoing resolution.

IN WITNESS WHEREOF, I have subscribed my name this 5th day of April, 2005.

/s/ Stuart Lucko
Stuart Lucko
Assistant Secretary

EXHIBIT A

AMENDED AND RESTATED CERTIFICATE OF DESIGNATION

FOR SERIES D PREFERRED STOCK AND

SERIES E PREFERRED STOCK

1. Designation. 25,218,914 shares of Preferred Stock of the Corporation are hereby designated Series D Convertible Preferred Stock (the “Series D Preferred Stock”) and 20,000,000 shares of Preferred Stock of the Corporation are hereby designated Series E Convertible Preferred Stock (the “Series E Preferred Stock”, and together with the Series D Preferred Stock, the “Preferred Stock’). The powers, terms, conditions, designations, powers, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions, if any, of the Series D Preferred Stock and the Series E Preferred Stock shall be as set forth in this certificate of designation.

2. Ranking.

(a) The Corporation’s Series E Preferred Stock shall rank, as to dividends and upon redemption and Liquidation (as defined in Section 4(a) hereof), senior and prior to the Series D Preferred Stock, the Common Stock and any other class or series of stock of the Corporation.

(b) The Corporation’s Series D Preferred Stock shall rank, as to dividends and upon redemption and Liquidation (as defined in Section 4(a) hereof), senior and prior to the Corporation’s Common Stock, par value $0.01 per share (the “Common Stock”), and any other class or series of stock of the Corporation other than the Series E Preferred Stock.

3. Dividends.

(a) Series E Preferred Stock. The holders of the then outstanding Series E Preferred Stock (the “Series E Preferred Stockholders”) shall be entitled to receive, in preference to the payment of any dividends or other Distribution (as defined below) on the Common Stock, the Series D Preferred Stock and any other class or series of stock in the Corporation in such calendar year (other than a stock dividend declared and paid on the Common Stock that is payable in shares of Common Stock (a “Common Stock Dividend”)), cumulative dividends as provided in this Section 3(a). Dividends on each share of Series E Preferred Stock shall be payable in cash out of funds and assets of the Corporation legally available therefor and accrue at the rate of eight percent (8%) per annum on the sum of (i) $0.175 (as appropriately adjusted for any recapitalizations affecting the Series E Preferred Stock after the original Series E Preferred Stock issuance date in accordance herewith (such date is hereinafter referred to as the “Original Series E Issuance Date”)) (the “Original Series E Issuance Price”) and (ii) all accumulated and unpaid dividends accrued thereon pursuant to this Section 3(a) from the Original Series E Issuance Date (the “Series E Dividends” and the sum of the Original Series E Issuance Price and the Series E Dividends is referred to herein as the “Series E Preference Amount”). Such dividends will be calculated and compounded annually in arrears on December 31 of each year in respect of the prior year prorated on a daily basis for partial years. Such dividends shall commence to accrue on each share of Series E Preferred Stock from the date of issuance thereof whether or not declared by the Board of Directors, and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of the dividends, and shall continue to accrue thereon until the Series E Preference Amount is paid in full in cash or such share of Series E Preferred Stock is converted to Common Stock. In addition, the Series E Preferred Stockholders shall be entitled to receive dividends or other Distributions ratably and equally with the holders of the then outstanding Common Stock (the “Common Stockholders”) and the holders of the then outstanding Series D Preferred Stock (the “Series D Preferred Stockholders” and together with the Series E Preferred Stockholders, the “Preferred Stockholders”) on each outstanding share of Series E Preferred Stock in an amount at least equal to the product of (i) the per share amount, if any, of the dividend or other Distribution multiplied by (ii) the number of whole shares of Common Stock into which such share of Series D Preferred Stock is then convertible. No dividends (other than a Common Stock Dividend) shall be paid, and no transfer of cash or property by the Corporation to one or more of its stockholders without consideration, whether by dividend or otherwise (except a dividend in shares of the Corporation’s stock) (a “Distribution”) shall be made, with respect to the Common Stock, the Series D Preferred Stock or any other class or series of stock in the Corporation during any calendar year unless approved by Series E Preferred Stockholders representing 66 2/3% of the then outstanding Series E Preferred Stock; provided, however that this restriction shall not apply to Repurchases of securities of the Corporation pursuant to Section 3(d) below. Payments of any dividends to the Series E Preferred Stockholders shall be paid pro rata, on an equal priority, pari passu basis according to their respective dividend preferences as set forth herein.

(b) Series D Preferred Stock In each calendar year, Series D Preferred Stockholders shall be entitled to receive, when, as and if declared by the Board, out of any funds and assets of the Corporation legally available therefor, noncumulative dividends at the rate declared by the Board for such Series D Preferred Stock, prior and in preference to the payment of any dividends or other Distribution on the Common Stock and any other class or series of stock in the Corporation in such calendar year (other than a Common Stock Dividend, subject to the preferential rights of the Series E Preferred Stock set forth in Section 3(a). No dividends (other than a Common Stock Dividend) shall be paid, and no Distribution shall be made, with respect to the Common Stock or any other class or series of stock in the Corporation other than the Series E Preferred Stock during any calendar year unless approved by Series D Preferred Stockholders representing 66 2/3% of the then outstanding Series D Preferred Stock; provided, however that this restriction shall not apply to Repurchases of securities of the Corporation pursuant to Section 3(d) below. Payments of any dividends to the Series D Preferred Stockholders shall be paid pro rata, on an equal priority, pari passu basis according to their respective dividend preferences as set forth herein. Dividends on the Series D Preferred Stock shall not be mandatory or cumulative, except as set forth in Section 3(c), and no rights or interest shall accrue to the Series D Preferred Stockholders by reason of the fact that the Corporation shall fail to declare or pay dividends on the Series D Preferred Stock in the amount of the respective annual Dividend Rate for such series or in any other amount in any calendar year or any fiscal year of the Corporation, whether or not the earnings of the Corporation in any calendar year or fiscal year were sufficient to pay such dividends in whole or in part.

(c) Other Dividends. Subject to the dividend rights of the Preferred Stockholders, the holders of record of the Common Stock (the “Common Stockholders”) shall be entitled to receive, out of funds legally available therefor, such dividends as may be declared from time to time by the Board, but only when, as, and if declared by the Board; provided that, so long as any Preferred Stock is outstanding, the Corporation shall not declare or pay any dividend or make any distribution (whether in cash, shares of capital stock of the Corporation or other property) on the Common Stock or any other class or series of stock ranking junior to the Preferred Stock, unless prior thereto or simultaneously therewith (i) the Series E Dividends shall have been paid, (ii) all dividends and distributions previously declared on the Preferred Stock shall have been paid and (ii) an equal or greater dividend shall be paid on the Preferred Stock (on an as-converted to Common Stock basis).

(d) Repurchase of Securities. Notwithstanding anything to the contrary in this Section 3, whether or not all declared dividends on the Preferred Stock shall have been paid or funds have been set aside therefor, the Corporation may at any time, subject to Section 6(b)(v) hereof, out of funds legally available therefor, repurchase any outstanding securities of the Corporation (i) issued to or held by officers, directors, employees, consultants and other service providers of the Corporation pursuant to any equity incentive agreement or stock restriction agreement approved by the Board, that gives the Corporation the right to repurchase upon termination of services or a right of first refusal on proposed transfers and (ii) pursuant to all of the provisions of the Amended and Restated Right of First Refusal and Co-Sale Agreement dated April 5, 2005.

4. Liquidation Preferences.

(a) Rights on Liquidation, Dissolution, Winding-Up. In the event of any liquidation, dissolution or winding-up of the affairs of the Corporation (collectively, a “Liquidation”), whether voluntary or involuntary, the assets and funds of the Corporation legally available for distribution to its stockholders, whether from capital, surplus or earnings (the “Assets”), shall be distributed as follows:

(i) First, each Series E Preferred Stockholder shall be paid an amount equal to the full Series E Preference Amount of all shares of Series E Preferred Stock held by such Series E Preferred Stockholder. If the Assets shall be insufficient to permit the payment in full of the Series E Preference Amount for all shares of Series E Preferred Stock, then the entire remaining Assets shall be distributed among the Series E Preferred Stockholders ratably in proportion to the full Series E Preference Amount to which they would otherwise be entitled to receive on account of their Series E Preferred Stock.

(ii) Second, each Series D Preferred Stockholder shall be paid an amount equal to (i) $0.2855 per share of Series D Preferred Stock (as appropriately adjusted for any recapitalizations affecting the Series D Preferred Stock after the original Series D Preferred Stock issuance date in accordance with the Amended and Restated Certificate of Designation for the Series D Preferred Stock) (the “Original Series D Issuance Price”) held by such Series D Preferred Stockholder plus (ii) an amount equal to any declared but unpaid dividends on each share of Series D Preferred Stock held by such Series D Preferred Stockholder (collectively, the “Series D Preference Amount”). If the Assets shall be insufficient to permit the payment in full of the Series D Preference Amount for all shares of Series D Preferred Stock, then the entire remaining Assets shall be distributed among the Series D Preferred Stockholders ratably in proportion to the full Series D Preference Amount to which they would otherwise be entitled to receive on account of their Series D Preferred Stock.

(iii) Third, each Series E Preferred Stockholder, Series D Preferred Stockholder and Common Stockholder shall be paid an amount equal to two (2) times the Original Series E Issuance Price (the “Series E Maximum Amount”) for each share of Common Stock and each share of Common Stock issuable upon conversion of the Series D Preferred Stock and Series E Preferred Stock held by such Series D Preferred Stockholders, Series E Preferred Stockholders and Common Stockholders. If the Assets shall be insufficient to permit the payment in full of the amounts set forth in the immediately preceding sentence, then the entire remaining Assets shall be distributed among the Series E Preferred Stockholders, the Series D Preferred Stockholders and the Common Stockholders ratably in proportion to the full Series E Maximum Amount to which they would otherwise be entitled to receive on account of their shares of Common Stock and Common Stock issuable upon conversion of the Series E Preferred Stock and the Series D Preferred.

(v) Fourth, each Series D Preferred Stockholder and Common Stockholder shall be paid an amount equal to two (2) times the Original Series D Issuance Price less the Series E Maximum Amount for each share of Common Stock and each share of Common Stock issuable upon conversion of the Series D Preferred Stock held by such Series D Preferred Stockholder and Common Stockholder. If the Assets shall be insufficient to permit the payment in full of the amounts set forth in the immediately preceding sentence, then the entire remaining Assets shall be distributed among the Common Stockholders and Series D Preferred Stockholders ratably in proportion to the full amounts to which they would otherwise be entitled to receive pursuant to the immediately preceding sentence on account of their shares of Common Stock and Common Stock issuable upon conversion of the Series D Preferred Stock.

(vi) Fifth, the entire remaining Assets shall be distributed among the Common Stockholders ratably in proportion to the shares of Common Stock held by such Common Stockholders.

Nothing in this Section 4(a) shall prevent shares of Preferred Stock from being converted into shares of Common Stock in order to participate in any distribution of assets or funds of the Corporation, or any series of distributions of assets or funds of the Corporation; provided that, in the event of such conversion, any holder of Preferred Stock shall participate in any such distributions in respect of such shares solely as a holder of Common Stock and shall not participate in any preference payments made to the Preferred Stockholders in respect of the Preferred Stock, including, without limitation, the Series D Preference Amount and the Series E Preference Amount.

(b) Sale, Merger, Consolidation, etc. The following events shall be deemed to be a Liquidation for the purposes of this Section 4: (a) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any stock acquisition, reorganization, merger or consolidation, but not including any sale of stock by the Corporation for capital raising activities), other than a transaction or series of related transactions in which the holders of the voting securities of the Corporation outstanding immediately prior to such transaction continue to retain (either by such voting securities remaining outstanding or by such voting securities being converted into voting securities of the surviving entity), as a result of shares in the Corporation held by such holders prior to such transaction, at least fifty percent (50%) of the total voting power represented by the voting securities of the Corporation or such surviving entity outstanding immediately after such transaction or series of transactions; or (b) a sale, lease or other conveyance of all or substantially all of the assets of the Corporation.

(c) Valuation of Non-Cash Consideration. If any assets of the Corporation distributed to stockholders in connection with any Liquidation are other than cash, then the value of such assets shall be their fair market value as determined in good faith by the Board of Directors of the Corporation; except that any publicly-traded securities to be distributed to stockholders in a Liquidation shall be valued as follows:

(i) If the securities are then traded on a national securities exchange or the Nasdaq Stock Market (or a similar national quotation system), then the value of the securities shall be deemed to be to the average of the closing prices of the securities on such exchange or system over the ten (10) trading day period ending five (5) trading days prior to the distribution.

(ii) If the securities are actively traded over-the-counter, then the value of the securities shall be deemed to be the average of the closing bid prices of the securities over the ten (10) trading day period ending five (5) trading days prior to the distribution.

(iii) In the event of a merger or other acquisition of the Corporation by another entity, the distribution date shall be deemed to be the date such transaction closes.

5. Conversion Rights.

(a) Mandatory Conversion. Each share of Preferred Stock shall automatically be converted into fully paid and nonassessable shares of Common Stock as provided herein immediately prior to the closing of a Qualified Public Offering (as such term is defined in Section 5(e)(v)). Each share of Series E Preferred Stock shall also automatically be converted into fully paid and nonassessable shares of Common Stock as provided herein upon the affirmative vote or written consent of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding shares of Series E Preferred Stock.

(b) Voluntary Conversion. Subject to and in compliance with this Section 5, any shares of Preferred Stock may, at the option of the holder thereof, be converted at any time or from time to time, into fully paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which a Preferred Stockholder shall be entitled upon conversion (whether by mandatory conversion pursuant to Section 5(a) hereof or voluntary conversion pursuant to this Section 5(b)) shall be the product obtained by multiplying the number of shares of Preferred Stock being converted by the then applicable Conversion Rate (as such term is defined in Section 5(c) hereof). The holder of shares of Series D Preferred Stock voluntarily converted into shares of Common Stock pursuant to this Section 5(b) shall be entitled to payment of any declared but unpaid dividends on such shares of Preferred Stock up to and including the date such conversion is effective. At the election of each Series D Preferred Stockholder, such dividends may be paid in cash or with shares of Common Stock. For Series D Preferred Stockholders the number of shares issued in payment of such dividend shall be determined based upon the highest price per share which the Corporation could obtain from a willing buyer (who is not a current employee or director) for shares of Common Stock sold by the Corporation, from authorized but unissued shares, as determined in good faith by the Board of Directors of the Corporation. The holder of shares of Series E Preferred Stock voluntarily converted pursuant to this Section 5(b) or mandatorily converted pursuant to Section 5(a) hereof shall be entitled to payment of any declared but unpaid dividends and any accumulated and unpaid Series E Dividends on such shares of Series E Preferred Stock, up to and including the date such conversion is effective. Upon a mandatory conversion pursuant to Section 5(a) hereof, at the election of each Series E Preferred Stockholder, such declared and unpaid dividends and Series E Dividends may be paid in cash or with shares of Common Stock. Upon a voluntary conversion pursuant to this Section 5(b), such declared and unpaid dividends and Series E dividends shall be paid with shares of Common Stock. For Series E Preferred Stockholders, the number of shares issued in payment of such dividend shall be determined based upon the then current Conversion Price (as defined in Section 5(d) hereof and as adjusted pursuant to Section 5(f) hereof.

(c) Conversion Rate. The Conversion Rate in effect at any time for the Preferred Stock shall be the quotient obtained by dividing the Original Issuance Price (as such term is defined in the immediately following sentence) by the Conversion Price (as defined in Section 5(d) hereof and as adjusted pursuant to Section 5(f) hereof) (the “Conversion Rate”). The term “Original Issuance Price” shall mean the Original Series D Issuance Price or the Original Series E Issuance Price, as appropriate.

(d) Conversion Price. Subject to adjustment in accordance with Section 5(f) hereof, the “Conversion Price” shall initially be an amount equal to the Original Series D Issuance Price or the Original Series E Issuance Price, as appropriate.

(e) Mechanics of Conversion.

(i) Mandatory Conversion. Upon the occurrence of any event specified in Section 5(a) above, the outstanding shares of Preferred Stock shall be converted at the then current Conversion Rate into Common Stock automatically without the need for any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Preferred Stock are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Preferred Stock, the holders of Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the Preferred Stock or Common Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred.

(ii) Voluntary Conversion. In order to effect a voluntary conversion of Preferred Stock, the holder thereof shall provide written notice to the Corporation that it elects to convert the same into Common Stock, and shall deliver such notice to the office of the Corporation or of any transfer agent for such shares. Such voluntary conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the certificate(s) representing the shares of Preferred Stock to be converted.

(iii) Surrender of Certificates; Deliveries by Corporation. Before delivery to any person of certificates representing shares of Common Stock issued upon voluntary or automatic conversion of shares of the Preferred Stock, the holder of such Preferred Stock shall surrender the certificate or certificates for such Preferred Stock, duly endorsed or assigned in blank, at the office of the Corporation or of any transfer agent for such shares (or shall notify the Corporation or its transfer agent that such certificates have been lost, stolen, or destroyed and execute an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates) and shall provide a written declaration of the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If a Preferred Stockholder shall surrender more than one stock certificate for shares of Preferred Stock to be converted at any one time, the number of such shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Preferred Stock so surrendered for conversion. The Corporation shall, as soon as practicable after receipt of the certificate or certificates for the Preferred Stock subject to such conversion (or, in the case of a lost certificate, the agreement and indemnification referred to above), issue and deliver at such office to such holder of Preferred Stock, (A) a certificate or certificates for the number of full shares of Common Stock to which such holder shall be entitled as aforesaid, (B) in the event of the conversion of only a portion of the shares covered by a certificate representing Preferred Stock, a new stock certificate representing the number of unconverted shares of the applicable Preferred Stock, (C) a check payable to the holder for any cash amounts payable as the result of a conversion into fractional shares of Common Stock pursuant to Section 5(e)(v), and (D) if such holder of Preferred Stock elects to be paid in cash for declared but unpaid dividends or accumulated and unpaid Series E Dividends, as the case may be, payment of any declared but unpaid dividends and any accumulated and unpaid Series E Dividends, as the case may be, on the shares of Preferred Stock being converted up to and including the date of conversion by delivery of a check payable to the holder, or to the extent the funds of the Corporation legally available for the payment of dividends are insufficient to pay the full amount of such dividends in cash, a certificate for shares of Common Stock (at the then current market price of a share of Common Stock determined in the manner described in Section 5(e)(v) hereof, in the case of shares of Series D Preferred Stock, or the then current Conversion Price, in the case of shares of Series E Preferred Stock).

(iv) Rights Following Conversion. From and after the effective date of any voluntary or automatic conversion pursuant to this Section 5, without any further action by any holder of shares of Preferred Stock being converted and whether or not such shares are surrendered to the Corporation or its transfer agent: (A) all rights of such holder with respect to any Preferred Stock subject to such conversion, except the right to receive shares of Common Stock and any applicable cash amounts in accordance with this Section 5, shall cease; (B) the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date; and (C) the shares of Preferred Stock subject to such conversion shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

(v) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of shares of Preferred Stock. For shares of Series D Preferred Stock, the Corporation shall pay a cash adjustment for such fractional interest in an amount equal to the then current market price (as defined below) of a share of Common Stock multiplied by such fractional interest. For shares of Series E Preferred Stock, the Corporation shall pay a cash adjustment for such fractional shares in an amount equal to the then current Conversion Price multiplied by such fractional interest. The then current market price per share of Common Stock at any date shall be deemed to be (A) the highest price per share which the Corporation could obtain from a willing buyer (who is not a current employee or director) for shares of Common Stock sold by the Corporation, from authorized but unissued shares, as determined in good faith by the Board or (B) in the case of an automatic conversion pursuant to a Qualified Public Offering, the per share price of the Qualified Public Offering. The term “Qualified Public Offering” shall mean a firm commitment underwritten public offering pursuant to a registration statement under the U.S. Securities Act of 1933, as amended, covering the offer and sale by the Corporation of Common Stock at a public offering price per share that is not less than $0.70 (as appropriately adjusted for any stock splits, combinations, divisions or similar recapitalizations affecting the Preferred Stock) and with a total in gross offering proceeds of not less than $20,000,000 (prior to deducting underwriter discounts and commissions and expenses of the offering).

(f) Conversion Price Adjustments. The Conversion Price shall be subject to adjustment from time to time as follows:

(i) Preferred Stock Weighted-Average Adjustment. In the event the Corporation shall at any time or from time to time after the Original Series E Issuance Date issue any Additional Shares (as defined in Section 5(f)(v) hereof), otherwise than as provided in Sections 5(f)(ii), (iii) or (iv) hereof, without consideration or for a consideration per share less than the applicable Conversion Price in effect immediately prior to such issuance, then and in such event, the applicable Conversion Price in effect immediately prior to each such issuance shall be reduced to a price, calculated to the nearest whole cent, determined by the quotient obtained by dividing the total computed under clause (x) below by the total computed under clause (y) below as follows:

(x) the amount equal to the sum of

(1) the aggregate consideration received by the Corporation for the shares of Preferred Stock (the “Preferred Stock Purchase Price”), plus

(2) the aggregate consideration, if any, received by the Corporation for all Additional Shares issued on the purchase date of such Additional Shares;

(y) an amount equal to the sum of:

(1) the Preferred Stock Purchase Price divided by the applicable Original Issuance Price, plus

(2) the number of shares of Additional Shares of issued on the purchase date of such Additional Shares.

Such adjustment shall be made successively whenever any Additional Shares are issued without consideration or for a consideration per share less then the Conversion Price in effect immediately prior to such issuance and shall become effective immediately after the Additional Shares are issued.

(i) In the event the Corporation shall issue any securities, options, warrants or other rights directly or indirectly convertible into or exchangeable or exercisable for shares of Common Stock (“Convertible Securities”) and the consideration per share for which Additional Shares may at any time thereafter be issuable pursuant to the terms of such Convertible Securities shall be less than the Conversion Price in effect immediately prior to the issuance of such Convertible Securities, then upon such issuance of Convertible Securities, such Conversion Price shall be adjusted as provided in Section 5(f)(i)(A) hereof on the basis that (x) all of the Additional Shares issuable upon the conversion, exchange or exercise of all such Convertible Securities shall be deemed to have been issued as of the date of issuance of such Convertible Securities and (y) the aggregate consideration for such Additional Shares shall be deemed to be the consideration received by the Corporation for the issuance of such Convertible Securities plus the minimum consideration receivable by the Corporation for the issuance of such Additional Shares pursuant to the terms of such Convertible Securities upon the conversion, exchange or exercise thereof. With respect to the issuance of any Convertible Securities which has resulted in an adjustment to the Conversion Price pursuant to Section 5(f)(i), to the extent the right to acquire Additional Shares upon conversion, exchange or exercise of such Convertible Securities expires or is terminated without such conversion, exchange or exercise having been effected, such adjustment to the Conversion Price shall be recomputed as if: (i) in the case of the issuance of Convertible Securities, the only Additional Shares issued were the shares of Common Stock, if any, actually issued upon the exercise, conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of such exercised Convertible Securities plus the consideration actually received by the Corporation upon such exercise, conversion or exchange, and (ii) in the case of the issuance of options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such options, and the consideration received by the Corporation for the Additional Shares deemed to have been then issued was the consideration actually received by the Corporation for the issue of such exercised options, plus the consideration deemed to have been received by the

Corporation upon the issue of the Convertible Securities with respect to which such options were actually exercised.

(ii) Stock Dividend, Split or Subdivision of Shares. If, the number of shares of Common Stock outstanding is increased or deemed increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock (other than a change in par value, from par value to no par value or from no par value to par value), then, following the effective date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Conversion Price shall be appropriately decreased (but in no event shall the Conversion Price be decreased below the par value of the Common Stock) so that the number of shares of Common Stock issuable upon conversion of the Preferred Stock shall be increased in proportion to such increase in outstanding shares (on a fully diluted basis).

(iii) Combination of Shares. If the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock (other than a change in par value, from par value to no par value or from no par value to par value), then, following the record date fixed for such combination (or the date of such combination, if no record date is fixed), the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of the Preferred Stock shall be decreased in proportion to such decrease in outstanding shares (on a fully diluted basis).

(iv) Recapitalizations, Reorganization, etc. If there shall be any recapitalization, capital reorganization, or reclassification involving the Common Stock (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend, subdivision, split-up, combination of shares or other event otherwise provided for in this Section 5), provision shall be made (in form and substance satisfactory to the holders of a majority of the outstanding shares of Preferred Stock) so that the holders of the Preferred Stock shall thereafter be entitled to receive, upon conversion of their shares of Preferred Stock, such shares or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled to receive in such recapitalization, capital reorganization, or reclassification. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of the Preferred Stock after the recapitalization, capital reorganization, or reclassification to the end that the provisions of this Section 5 applicable after that event (including adjustment of the applicable Conversion Prices then in effect and the number of shares purchasable upon conversion of shares of the applicable Series of Preferred Stock) shall be as nearly equivalent to those applicable before the event as may be practicable.

(v) Additional Shares. “Additional Shares” shall mean any shares of Common Stock or other securities directly or indirectly convertible into or exchangeable or exercisable for shares of Common Stock, other than:

(A) Shares of Series E Preferred Stock issued at any closing pursuant to the Series E Preferred Stock Purchase Agreement dated as of April 5, 2005.

(B) Common Stock issued or issuable upon conversion of any shares of Preferred Stock;

(C) Shares of the Corporation’s capital stock issued or issuable upon exercise, exchange or conversion of any warrants or other securities outstanding as of the date of the filing of this Certificate of Designation;

(D) 9,115,869 shares of Common Stock issued to directors, officers, employees, consultants and advisors who provide or have provided bona fide services to the Corporation, pursuant to any options to purchase or rights to subscribe for such Common Stock outstanding as of the date of the filing of this Designation or granted after such date pursuant to an option or rights plan, agreement or arrangement approved by the Board;

(E) Common Stock issued in transactions described in Section 5(f)(ii), (iii) or (iv) hereof;

(F) Securities issued or issuable by the Corporation, with the approval by the Board to persons or entities with which the Corporation has a business relationship, including, without limitation, corporate partner transactions, leasing arrangements and bank financings; provided, however, that such securities are issued for a primary purpose other than equity financing;

(G) Shares of Common Stock issued in connection with a Qualified Public Offering; and

(H) Securities issued or issuable by the Corporation, with the approval of the Board (including the Independent Director, as such term is defined under that certain Amended and Restated Voting Agreement dated as of April 5, 2005) in connection with: (i) the acquisition of another corporation, partnership, company, joint venture, trust or other entity by the Corporation or any subsidiary of the Corporation by means of a merger, consolidation, reorganization, stock acquisition, purchase of assets or other transaction or series of related transactions whereby the Corporation, or its stockholders of record immediately prior to the effectiveness of such transaction, directly or indirectly, own at least a majority of the voting power or assets of such other entity or the resulting or surviving corporation immediately after such transaction; (ii) the acquisition by the Corporation of intellectual property rights, including, without limitation, pursuant to intellectual property licenses or technology transfer or development arrangements; or (iii) the creation of a corporate or joint venture or any other strategic alliance with any other corporation or entity, including, without limitation, manufacturing, marketing or distribution arrangements.

(vi) Rounding. All calculations under this Section 5(f) shall be made to the nearest cent ($0.01) or to the nearest share, as the case may be.

(vii) Timing of Adjustments. In any case in which the provisions of this Section 5(f) shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of that event (A) issuing to the holder of any share of Preferred Stock converted after such record date and before the occurrence of such event the additional shares of capital stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of capital stock issuable upon such conversion before giving effect to such adjustment and (B)

paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to Section 5(e)(iv) hereof; provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares, in such case, upon the occurrence of the event requiring such adjustment.

(g) Notice of Adjustments.

(i) In the event the Corporation shall propose to take any action of the types described in clauses (i), (ii), (iii), (iv) or (v) of Section 5(f) hereof, the Corporation shall give notice to each Preferred Stockholder, by certified, express courier mail, return receipt requested, postage prepaid, which shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. The notice shall also set forth such facts as are reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the applicable Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Preferred Stock, as applicable. In the case of any action which would require the fixing of a record date, such notice shall be given at least ten (10) days prior to the date so fixed, and in case of all other action, such notice shall be given at least fifteen (15) days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

(ii) Whenever the Conversion Price shall be adjusted as provided in Section 5(f) hereof, the Corporation shall file, at its principal office, at the office of the transfer agent for the Preferred Stock, if any, or at such other place as may be designated by the Corporation, a statement showing in detail the facts requiring such adjustment and the applicable Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent in the manner set forth in Section 5(g)(i) hereof, to each Preferred Stockholder, as applicable, at such holder’s address appearing on the Corporation’s records. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section 5(g)(i) hereof.

(h) Reservation of Common Stock. The Corporation shall at all times have authorized and reserve, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Preferred Stock, a sufficient number of shares of Common Stock to provide for the conversion of all outstanding shares of Preferred Stock.

(i) Status of Common Stock. All shares of Common Stock which may be issued in connection with the conversion provisions set forth herein shall, upon issuance by the Corporation, be validly issued, fully paid and nonassessable, free from preemptive rights and free from all taxes, liens or charges with respect thereto.

6. Voting Rights.

(a) General. The Preferred Stockholders shall be entitled to vote, together with the Common Stockholders and any other class or series of stock then entitled to vote, as one class on all matters submitted to a vote of stockholders, in the same manner and with the same effect as the Common Stockholders, which voting rights shall not be cumulative. In any such vote, each share of Preferred Stock shall entitle the holder thereof to one vote per share for each share of Common Stock (including fractional shares) into which each share of Preferred Stock, as the case may be, is then convertible, rounded up or down, as applicable, to the nearest share.

(b) Protective Provisions of the Series E Preferred Stock. In addition to any other rights provided by law, so long as any shares of Series E Preferred Stock issued pursuant to that certain Series E Stock Purchase Agreement dated as of April 5, 2005 (whether on the Original Series E Issuance Date or on a subsequent closing date) remain outstanding or any shares of Series D Preferred Stock issued pursuant to that certain Series D Preferred Stock Purchase Agreement, dated as of March 17, 2003, the Corporation shall not do any of the following, without first obtaining the affirmative vote or written consent of the holders of a majority of the outstanding shares of Preferred Stock, on an as-converted basis:

(i) alter, amend or change the rights, preferences, privileges or restrictions of the Series E Preferred Stock as a class;

(ii) increase or decrease the authorized number of shares of Series E Preferred Stock;

(iii) create any new class or series of shares, or reclassify any class or series of existing shares, having rights, preferences or privileges superior to those of the Series E Preferred Stock of the Corporation;

(iv) amend or waive any provision of the Corporation’s Certificate of Incorporation or bylaws;

(v) purchase, redeem or otherwise acquire (or pay into or set funds aside for a sinking fund) any outstanding securities of the Corporation other than repurchases approved by the Board (x) pursuant to equity incentive agreements or stock restriction agreements, approved by the Board, with officers, directors, employees, consultants and other service providers that give the Corporation the right to repurchase upon termination of services or a right of first refusal on proposed transfers or (y) pursuant to the exercise by the Corporation of its first refusal rights as set forth in the Amended and Restated Right of First Refusal and Co-Sale Agreement dated as of April 5, 2005;

(vi) declare, pay or issue a cash dividend to any holders of any class or series of capital stock of the Corporation, except for dividends paid on the Series E Preferred Stock;

(vii) transfer any material assets of the Corporation in a transaction not in the ordinary course of business of the Corporation to any person or entity other than a wholly-owned subsidiary of the Corporation;

(viii) liquidate or dissolve or adopt a plan of liquidation or dissolution;

(ix) increase or decrease the size of the Board;

(x) enter into any transaction of merger or consolidation, sell or otherwise dispose of all or substantially all of the Corporation’s assets or agree to do any of the foregoing; or

(xi) contract, create, incur, assume or suffer to exist any indebtedness for borrowed money in excess of $100,000 in the aggregate at any one time.

(c) Protective Provisions of the Series D Preferred Stock. In addition to any other rights provided by law, so long as any shares of Series D Preferred Stock issued pursuant to that certain Series D Preferred Stock Purchase Agreement, dated as of March 17, 2003, remain outstanding the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of a majority of the outstanding shares of Series D Preferred Stock, take away any liquidation or dividend preference of the Series D Preferred Stock; provided, however, that the foregoing shall not limit the Corporation’s right to issue any securities that are senior in right to the Series D Preferred Stock with respect to liquidation or dividend preference.